EXHIBIT 99.1

Shenandoah Telecommunications Company Reports Fourth Quarter and Full Year 2022 Results

EDINBURG, Va., Feb. 22, 2023 (GLOBE NEWSWIRE) -- Shenandoah Telecommunications Company (“Shentel”) (Nasdaq: SHEN) announced fourth quarter and full year 2022 financial and operating results.

2022 Highlights for Continuing Operations

  Glo Fiber data customers grew 113.5% year over year to approximately 24,000.
  Glo Fiber passings grew by approximately 72,300, or 96.1%, to approximately 147,000.
  Revenue grew 9.0% to $267.4 million.
  Net loss in 2022 was $8.4 million, compared with net income of $7.9 million in 2021. The Company discontinued its Beam fixed wireless operations in 2022 and incurred $12.2 million in accelerated depreciation, impairment and restructuring charges.
  Adjusted EBITDA grew 15.6% to $76.0 million.

“We executed very well on our Glo Fiber business plan in 2022, more than doubling our customers and expanding our network passings 96%. Key operating metrics including cost to pass, customer satisfaction, and average revenue per user ("ARPU") met or exceeded plan,” said President and CEO, Christopher E. French. "As we continue to execute on our Fiber First growth plan, we are ramping up construction and sales to take advantage of the attractive market opportunity."

Shentel's fourth-quarter earnings conference call will be webcast at 8:30 a.m. ET on Wednesday, February 22, 2023. The webcast and related materials will be available on Shentel’s Investor Relations website at https://investor.shentel.com/.

Full Year 2022 Results

Broadband

  Total Broadband Data Revenue Generating Units ("RGUs") grew 16,208, or 13.8%, in 2022 to 133,930. Glo Fiber Data RGUs grew 12,909, or 113.5%, year-over-year to 24,286 driven by network expansion of approximately 72,300 passings and churn of 1.1%. Incumbent Cable Data RGUs grew 3,299 to 109,644. Penetration for Incumbent Cable and Glo Fiber were 51.7% and 16.5%, respectively, as of December 31, 2022.
  Broadband revenue grew $20.9 million, or 9.2%, to $249.0 million. Residential & SMB revenue increased approximately $16.4 million, or 9.3%, during 2022 primarily driven by 13.8% growth in data RGUs. Commercial Fiber revenue increased approximately $3.9 million or 11.2% during 2022 due to increased connections. Rural Local Exchange Carrier (RLEC) & Other revenue increased approximately $0.6 million, or 3.8%, compared with 2021.
  Broadband operating expenses increased approximately $29.1 million, or 14.6%, to $228.3 million in 2022, compared with 2021, primarily due to $12.2 million in accelerated depreciation, impairment and restructuring charges due to cessation of Beam operations and services, $6.6 million in higher payroll costs due to additional employees and higher incentive costs, $2.5 million in higher advertising costs to support the expansion of Glo Fiber, $1.6 million in higher maintenance due to higher fuel, supplies, and contractor costs, $2.0 million in higher software related costs and professional fees resulting from operational system upgrades, and $1.7 million increases in bad debt and operating taxes.
  Broadband operating income in 2022 was $20.7 million, compared with $28.8 million in 2021.
  Broadband Adjusted EBITDA in 2022 grew 7.5% to $90.0 million, compared with $83.7 million in 2021.

Tower

  Total macro towers and tenants were 222 and 446, respectively, as of December 31, 2022 as compared with 223 and 485, respectively, as of December 31, 2021.
  Revenue increased approximately $1.2 million, or 6.9%, in 2022 to $18.9 million compared with 2021. This increase was primarily driven by a 4.1% increase in average revenue per tenant.
  Operating expenses increased approximately $0.7 million, or 8.3%, in 2022 compared with 2021, primarily driven by higher costs of service as a result of higher rent costs and higher depreciation.
  Tower operating income in 2022 was $9.5 million, compared with $9.0 million in 2021.
  Tower Adjusted EBITDA grew 7.7% to $11.9 million, compared with $11.1 million in 2021.

Consolidated Fourth Quarter 2022 Results

  Revenue in the fourth quarter of 2022 grew 11.8% to $70.0 million primarily due to growth of 11.4% in the Broadband segment and 18.0% in the Tower segment.
  Loss from continuing operations in the fourth quarter of 2022 was $1.8 million, compared with loss from continuing operations of $3.1 million in the fourth quarter of 2021.
  Adjusted EBITDA in the fourth quarter of 2022 increased $7.2 million, or 51.9%, to $21.0 million due to growth of 28.7% in the Broadband segment, 19.2% growth in the Tower segment and a 16.4% decline in in corporate expenses.

Broadband

  Broadband revenue in the fourth quarter of 2022 grew $6.7 million, or 11.4%, to $65.5 million compared with $58.8 million in the fourth quarter of 2021, primarily driven by $4.6 million or 10.1% increase in Residential and SMB revenue as a result of a 13.8% increase in broadband data RGUs and a $1.01 improvement for data ARPU. Commercial fiber grew 22.9% to $10.9 million from higher enterprise and backhaul connections. RLEC revenue grew 1.3% to $4.1 million due primarily to government support revenue.
  Broadband operating expenses in the fourth quarter of 2022 were $61.9 million compared with $57.8 million in the fourth quarter of 2021. The increase was primarily due to $2.3 million in additional depreciation primarily attributable to Beam assets described above, $0.9 million in higher advertising to support the Glo Fiber expansion and $0.8 million in higher software development and professional fees as Shentel upgrades its information technology resources.
  Broadband net income in the fourth quarter of 2022 was $3.5 million, compared with $0.9 million in the fourth quarter of 2021.
  Broadband Adjusted EBITDA in the fourth quarter of 2022 grew 28.7% to $24.6 million, compared with $19.1 million for the fourth quarter of 2021.

Tower

  Tower revenue increased $0.7 million, or 18.0%, to $4.7 million due to higher average revenue recognized per tenant.
  Tower net income in the fourth quarter of 2022 was $1.9 million, compared with $1.6 million for the fourth quarter of 2021.
  Tower Adjusted EBITDA in the fourth quarter of 2022 grew 19.2% to $2.7 million, compared with $2.3 million for the fourth quarter of 2021.

Other Information

  Capital expenditures were $189.6 million for the year ended December 31, 2022 compared with $160.1 million in 2021. The $29.5 million increase in capital expenditures was primarily due to higher spending in the Broadband segment driven by the expansion of Glo Fiber.
  The Company declared and paid a cash dividend of $0.08 per share in the fourth quarter 2022.
  As of December 31, 2022, our cash and cash equivalents totaled $44.1 million and the availability under our delayed draw term loans and revolving line of credit was $325.0 million, for total available liquidity of $369.1 million. During 2022, we borrowed a total of $75.0 million under our term loans. We expect to draw the remaining $225.0 million in delay draw term loans by June 30, 2023.

Conference Call and Webcast

Date: Wednesday, February 22, 2023
Time: 8:30 a.m. (ET)
Dial in number: (800) 715-9871

A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at http://investor.shentel.com/.

A replay of the call will be available for a limited time on the Investor Relations page of the Company’s website.

About Shenandoah Telecommunications

Shentel provides broadband services through its high speed, state-of-the-art fiber-optic and cable networks to customers in the Mid-Atlantic United States. The Company's services include: broadband internet, video, and voice; fiber-optic Ethernet, wavelength and leasing; and tower colocation leasing. The Company owns an extensive regional network with over 8,300 route miles of fiber and over 220 macro cellular towers. For more information, please visit www.shentel.com.

This release contains forward-looking statements about Shentel regarding, among other things, its business strategy, its prospects and its financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to Shentel’s beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel’s control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. A discussion of other factors that may cause actual results to differ from management’s projections, forecasts, estimates and expectations is available in Shentel’s filings with the Securities and Exchange Commission. Those factors may include natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19, changes in general economic conditions including high inflation, increases in costs, changes in regulation and other competitive factors. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

CONTACTS:
      Shenandoah Telecommunications Company
      Jim Volk
      Senior Vice President - Chief Financial Officer
      540-984-5168
      Jim.Volk@emp.shentel.com

SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share amounts)
(Figures for the quarters ended December 31, 2022 and 2021 are unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Service revenue and other	$70,012	$62,604	$267,371	$245,239
Operating expenses:
Cost of services exclusive of depreciation and amortization	26,974	28,480	107,546	102,299
Selling, general and administrative	23,240	21,740	92,392	82,451
Restructuring expense	220	(94)	1,251	1,727
Impairment expense	357	5,887	5,241	5,986
Depreciation and amortization	21,891	14,492	68,899	55,206
Total operating expenses	72,682	70,505	275,329	247,669
Operating loss	(2,670)	(7,901)	(7,958)	(2,430)
Other (expense) income:
Other (expense) income, net	619	5,589	(1,348)	8,665
(Loss) income from continuing operations before income taxes	(2,051)	(2,312)	(9,306)	6,235
Income tax expense (benefit)	(228)	825	(927)	(1,694)
Income (loss) from continuing operations	(1,823)	(3,137)	(8,379)	7,929
Discontinued operations:
Income from discontinued operations, net of tax	—	(4,965)	—	94,667
Gain on the sale of discontinued operations, net of tax	—	9,503	—	896,235
Total income from discontinued operations, net of tax	—	4,538	—	990,902
Net (loss) income	$(1,823)	$1,401	$(8,379)	$998,831

Net (loss) income per share, basic and diluted:
Basic - (Loss) income from continuing operations	$(0.04)	$(0.06)	$(0.17)	$0.16
Basic - Income from discontinued operations, net of tax	$—	$0.09	$—	$19.81
Basic net (loss) income per share	$(0.04)	$0.03	$(0.17)	$19.97

Diluted - (Loss) income from continuing operations	$(0.04)	$(0.06)	$(0.17)	$0.16
Diluted - Income from discontinued operations, net of tax	$—	$0.09	$—	$19.76
Diluted net (loss) income per share	$(0.04)	$0.03	$(0.17)	$19.92

Weighted average shares outstanding, basic	50,194	50,046	50,155	50,026
Weighted average shares outstanding, diluted	50,194	50,046	50,155	50,149

SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$44,061	$84,344
Accounts receivable, net of allowance for doubtful accounts of $776 and $352, respectively	20,615	22,005
Income taxes receivable	29,755	30,188
Prepaid expenses and other	11,509	29,830
Current assets held for sale	22,622	—
Total current assets	128,562	166,367
Investments	12,971	13,661
Property, plant and equipment, net	687,553	554,162
Goodwill and intangible assets, net	81,515	89,831
Operating lease right-of-use assets	53,859	56,414
Deferred charges and other assets	13,259	10,298
Total assets	$977,719	$890,733
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net of unamortized loan fees	$648	$—
Accounts payable	49,173	28,542
Advanced billings and customer deposits	12,425	11,128
Accrued compensation	9,616	9,653
Current operating lease liabilities	2,829	3,318
Accrued liabilities and other	17,906	14,649
Current liabilities held for sale	3,824	—
Total current liabilities	96,421	67,290
Long-term debt, less current maturities, net of unamortized loan fees	74,306	—
Other long-term liabilities:
Deferred income taxes	84,600	86,014
Asset retirement obligations	9,932	9,615
Benefit plan obligations	3,758	8,216
Non-current operating lease liabilities	50,477	51,692
Other liabilities	20,218	25,631
Total other long-term liabilities	168,985	181,168
Commitments and contingencies (Note 13)
Shareholders’ equity:
Common stock, no par value, authorized 96,000; 50,110 and 49,965 issued and outstanding at December 31, 2022 and 2021, respectively	—	—
Additional paid in capital	57,453	49,351
Retained earnings	580,554	592,924
Total shareholders’ equity	638,007	642,275
Total liabilities and shareholders’ equity	$977,719	$890,733

SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	2022	2021	2020
Cash flows from operating activities:
Net (loss) income	$(8,379)	$998,831	$125,673
Income from discontinued operations, net of tax	—	990,902	124,097
(Loss) income from continuing operations	(8,379)	7,929	1,576
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	68,175	54,389	47,964
Amortization	724	817	739
Accretion of asset retirement obligations	531	421	333
Bad debt expense	1,972	1,028	1,220
Stock-based compensation expense, net of amount capitalized	8,528	3,408	5,907
Deferred income taxes	(1,414)	22,263	14,906
Restructuring expense	1,251	1,727	—
Impairment expense	5,241	5,986	—
Other, net	(824)	481	(1,311)
Changes in assets and liabilities:
Accounts receivable	(583)	163	(7,318)
Current income taxes	434	(25,149)	(15,896)
Operating lease right-of-use assets	6,322	4,779	3,980
Other assets	(451)	(7,005)	(2,505)
Accounts payable	19	2,976	(663)
Lease liabilities	(5,471)	(4,333)	(3,067)
Other deferrals and accruals	(1,180)	(6,427)	7,494
Net cash provided by operating activities - continuing operations	74,895	63,453	53,359
Net cash (used in) provided by operating activities - discontinued operations	—	(314,387)	249,508
Net cash provided by (used in) operating activities	74,895	(250,934)	302,867

Cash flows from investing activities:
Capital expenditures	(189,609)	(160,101)	(120,450)
Cash disbursed for acquisitions	—	—	(1,890)
Refund received (cash disbursed) for deposit on FCC spectrum leases	3,996	—	(16,118)
Proceeds from sale of assets and other	1,434	366	370
Net cash used in investing activities - continuing operations	(184,179)	(159,735)	(138,088)
Net cash provided by (used in) investing activities - discontinued operations	—	1,944,089	(17,500)
Net cash (used in) provided by investing activities	(184,179)	1,784,354	(155,588)

Cash flows from financing activities:
Proceeds from term loan borrowings	75,000	—	—
Payments for debt issuance costs	—	(841)	—
Dividends paid, net of dividends reinvested	(3,991)	(940,256)	(16,424)
Taxes paid for equity award issuances	(1,076)	(1,627)	(2,217)
Payments for financing arrangements and other	(932)	(1,193)	(769)
Net cash provided by (used in) financing activities - continuing operations	69,001	(943,917)	(19,410)
Net cash used in financing activities - discontinued operations	—	(700,556)	(34,123)
Net cash provided by (used in) financing activities	69,001	(1,644,473)	(53,533)
Net (decrease) increase in cash and cash equivalents	(40,283)	(111,053)	93,746
Cash and cash equivalents, beginning of period	84,344	195,397	101,651
Cash and cash equivalents, end of period	$44,061	$84,344	$195,397

Non-GAAP Financial Measures
Adjusted EBITDA

The Company defines Adjusted EBITDA as net income (loss) from continuing operations calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, impairment, other income (expense), net, interest income, interest expense, income tax expense (benefit), stock compensation expense, transaction costs related to acquisition and disposition events (including professional advisory fees, integration costs, and related compensatory matters), restructuring expense, tax on equity award vesting and exercise events, and other non-comparable items. A reconciliation of net income (loss) from continuing operations, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided below herein.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to evaluate operating effectiveness and assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business growth strategy. Adjusted EBITDA is also a significant performance measure used by the Company in its incentive compensation programs. The Company believes that the exclusion of the expense and income items eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operations. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies may calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Year Ended December 31, 2022
(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
Net income (loss) from continuing operations	$20,467	$9,512	$(38,358)	$(8,379)
Depreciation and amortization	63,175	2,416	3,308	68,899
Impairment expense	5,241	—	—	5,241
Other expense (income), net	240	—	1,108	1,348
Income tax expense (benefit)	—	—	(927)	(927)
Stock-based compensation	—	—	8,528	8,528
Restructuring charges and transaction related fees	849	—	402	1,251
Adjusted EBITDA	$89,972	$11,928	$(25,939)	$75,961

Adjusted EBITDA margin	36%	63%	N/A	28%

Year Ended December 31, 2021
(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
Net income (loss) from continuing operations	$28,571	$9,016	$(29,658)	$7,929
Depreciation and amortization	47,937	2,053	5,216	55,206
Impairment expense	5,986	—	—	5,986
Other expense (income), net	261	—	(8,926)	(8,665)
Income tax expense (benefit)	—	—	(1,694)	(1,694)
Stock-based compensation	—	—	3,408	3,408
Restructuring charges and transaction related fees	924	6	2,626	3,556
Adjusted EBITDA	$83,679	$11,075	$(29,028)	$65,726

Adjusted EBITDA margin	37%	63%	N/A	27%

Quarter Ended December 31, 2022
(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
Net income (loss)	$3,546	$1,884	$(7,253)	$(1,823)
Depreciation and amortization	20,451	854	586	21,891
Impairment expense	357	—	—	357
Other expense (income), net	63	—	(682)	(619)
Income tax expense (benefit)	—	—	(228)	(228)
Stock-based compensation	—	—	1,229	1,229
Restructuring charges and transaction related fees	220	—	—	220
Adjusted EBITDA	$24,637	$2,738	$(6,348)	$21,027

Adjusted EBITDA margin	38%	58%	N/A	30%

Quarter Ended December 31, 2021
(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
Net income (loss)	$897	$1,643	$(5,677)	$(3,137)
Depreciation and amortization	12,289	655	1,548	14,492
Impairment expense	5,887	—	—	5,887
Other expense (income), net	70	(1)	(5,658)	(5,589)
Income tax expense (benefit)	—	—	825	825
Stock-based compensation	—	—	1,455	1,455
Restructuring charges and transaction related fees	—	—	(87)	(87)
Adjusted EBITDA	$19,143	$2,297	$(7,594)	$13,846

Adjusted EBITDA margin	33%	58%	N/A	22%

Segment Results

Year ended December 31, 2022:

(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
External revenue
Residential & SMB	$193,974	$—	$—	$193,974
Commercial Fiber	38,821	—	—	38,821
RLEC & Other	16,035	—	—	16,035
Tower lease	—	18,541	—	18,541
Service revenue and other	248,830	18,541	—	267,371
Intercompany revenue and other	185	378	(563)	—
Total revenue	249,015	18,919	(563)	267,371
Operating expenses
Cost of services	102,267	5,712	(433)	107,546
Selling, general and administrative	56,776	1,279	34,337	92,392
Restructuring expense	849	—	402	1,251
Impairment expense	5,241	—	—	5,241
Depreciation and amortization	63,175	2,416	3,308	68,899
Total operating expenses	228,308	9,407	37,614	275,329
Operating income (loss)	$20,707	$9,512	$(38,177)	$(7,958)

Year ended December 31, 2021:

(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
External revenue
Residential & SMB	$177,530	$—	$—	$177,530
Commercial Fiber	30,842	—	—	30,842
RLEC & Other	15,249	—	—	15,249
Tower lease	—	12,393	—	12,393
Service revenue and other	223,621	12,393	—	236,014
Revenue for service provided to the discontinued Wireless operations	4,459	5,311	(545)	9,225
Total revenue	228,080	17,704	(545)	245,239
Operating expenses
Cost of services	97,283	5,438	(422)	102,299
Selling, general and administrative	47,840	1,197	33,414	82,451
Restructuring expense	202	—	1,525	1,727
Impairment expense	5,986	—	—	5,986
Depreciation and amortization	47,937	2,053	5,216	55,206
Total operating expenses	199,248	8,688	39,733	247,669
Operating income (loss)	$28,832	$9,016	$(40,278)	$(2,430)

Quarter ended December 31, 2022:

(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
External revenue
Residential & SMB	$50,462	$—	$—	$50,462
Commercial Fiber	10,897	—	—	10,897
RLEC & Other	4,083	—	—	4,083
Tower lease	—	4,570	—	4,570
Service revenue and other	65,442	4,570	—	70,012
Intercompany revenue and other	61	123	(184)	—
Total revenue	65,503	4,693	(184)	70,012
Operating expenses
Cost of services	25,466	1,658	(150)	26,974
Selling, general and administrative	15,400	297	7,543	23,240
Restructuring expense	220	—	—	220
Impairment expense	357	—	—	357
Depreciation and amortization	20,451	854	586	21,891
Total operating expenses	61,894	2,809	7,979	72,682
Operating income (loss)	$3,609	$1,884	$(8,163)	$(2,670)

Quarter ended December 31, 2021:

(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
External revenue
Residential & SMB	$45,828	$—	$—	$45,828
Commercial Fiber	8,867	—	—	8,867
RLEC & Other	4,041	—	—	4,041
Tower lease	—	3,868	—	3,868
Service revenue and other	58,736	3,868	—	62,604
Revenue for service provided to the discontinued Wireless operations	50	108	(158)	—
Total revenue	58,786	3,976	(158)	62,604
Operating expenses
Cost of services	27,233	1,368	(121)	28,480
Selling, general and administrative	12,411	311	9,018	21,740
Restructuring expense	(1)	—	(93)	(94)
Impairment expense	5,887	—	—	5,887
Depreciation and amortization	12,289	655	1,548	14,492
Total operating expenses	57,819	2,334	10,352	70,505
Operating income (loss)	$967	$1,642	$(10,510)	$(7,901)

Supplemental Information

Broadband Operating Statistics

	December 31, 2022	December 31, 2021
Broadband homes and businesses passed (1)	359,529	286,309
Incumbent Cable	212,050	211,120
Glo Fiber	147,479	75,189

Residential & SMB RGUs:
Broadband Data	133,930	117,722
Incumbent Cable	109,644	106,345
Glo Fiber	24,286	11,377
Video	46,975	49,945
Voice	39,951	34,513
Total Residential & SMB RGUs (excludes RLEC)	220,856	202,180

Residential & SMB Penetration (2)
Broadband Data	37.3%	41.1%
Incumbent Cable	51.7%	50.4%
Glo Fiber	16.5%	15.1%
Video	13.1%	17.4%
Voice	11.7%	12.8%

Fiber route miles	8,346	7,392
Total fiber miles (3)	656,033	518,467

______________________________________________________
(1)   Homes and businesses are considered passed (“passings”) if we can connect them to our network without further extending the distribution system. Passings is an estimate based upon the best available information. Passings will vary among video, broadband data and voice services.
(2)   Penetration is calculated by dividing the number of users by the number of passings or available homes, as appropriate.
(3)   Total fiber miles are measured by taking the number of fiber strands in a cable and multiplying that number by the route distance. For example, a 10 mile route with 144 fiber strands would equal 1,440 fiber miles.

Broadband - Residential and SMB ARPU
	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Residential and SMB Revenue:
Broadband Data	$31,916	$27,741	$120,803	$104,434
Incumbent Cable	26,945	25,427	105,433	97,848
Glo Fiber	4,971	2,314	15,370	6,586
Video	14,558	15,202	60,023	61,856
Voice	3,079	2,932	12,030	11,692
Discounts and adjustments	909	(47)	1,118	(452)
Total Revenue	$50,462	$45,828	$193,974	$177,530

Average RGUs:
Broadband Data	132,123	116,277	125,484	110,631
Incumbent Cable	109,403	105,907	108,053	103,216
Glo Fiber	22,720	10,370	17,431	7,415
Video	47,571	50,400	48,654	51,368
Voice	39,910	34,561	38,217	34,068

ARPU:
Broadband Data	$80.46	$79.45	$80.14	$78.62
Incumbent Cable	$82.10	$80.03	$81.31	$79.00
Glo Fiber	$72.93	$74.38	$73.48	$74.02
Video	$102.01	$100.54	$102.80	$100.35
Voice	$25.72	$28.28	$26.23	$28.60

(1)   Average Revenue Per Data RGU calculation = (Residential & SMB Revenue * 1,000) / average data RGUs / 12 months

Tower Operating Statistics

	December 31, 2022	December 31, 2021
Macro tower sites	222	223
Tenants	446	485
Average tenants per tower	1.9	2.1